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                                                                    Exhibit 99.2

                                 GLOBAL / PRIMAX

GLOBAL BUSINESS GROUP, LTD                     PRIMAX ELECTRONICS
285A CROOKED STICK DRIVE                       6F, 159 KANG NING STREET
ALPHARETTA, GEORGIA 30004                      HSI CHIH, TAIWAN, ROC
TELEPHONE: 770-740-0733                        TELEPHONE:  886-2-2695-3073
FAX:       770-740-0535                        FAX:       886-2-2695-7064
E-MAIL: GBG-LTD@ATL.MINDSPRING.COM             E-MAIL: BRIAN_YANG@PRIMAX.COM.TW
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                             MANUFACTURING AGREEMENT

This Agreement is entered into on November 30, 1999 between Celerity Systems a USA corporation ("Buyer") and Primax Electronics, Ltd., a Republic of China corporation and Global Business Group, Ltd. a Georgia, USA corporation ("Supplier").

The parties agree as follows:

1. MASTER AGREEMENT: Supplier agrees to manufacture Celerity T 6000 Turn Key Unit in accordance to the specifications provided. Product will be manufactured according to the terms of this agreement.

2. CONFORMANCE OF SPECIFICATIONS: Supplier shall manufacture the product in accordance with the current specifications provided and with any updates to the specifications and other requirements reasonably provided by the buyer from time to time.

3. TESTING AND PRE-PRODUCTION ACCEPTANCE: Supplier will deliver 47 units per specifications outlined in Buyer's form of Purchase Order.

4. PRICE: Price is FOB Plant starting at $550 each. Price to be reduced with joint efforts for redesign. Subject to the foregoing, prices will be determined by each Purchase Order.


    4.1 The price of the product may be changed by Supplier if Buyer requests changes to the specification and such changes cause an increase in the cost to manufacture the product or if component costs increase beyond reasonable variations in pricing. Any price changes will be based upon mutual agreement of the parties and with advance notice to the Buyer of no less than 30 days.

5.  Orders, Forecasts and Cancellation:

    5.1 Purchase Orders: To order the product under this agreement, Buyer will issue purchase orders to the Supplier which state the quantity of the product and the delivery schedule. Supplier will provide sufficient agreed upon production capacity to meet all Buyer orders up to a maximum number of units provided in the most recent forecast. Supplier efforts may include, but not limited to the addition of manufacturing equipment.

    5.2 Forecasts: Each Quarter the Buyer will provide Supplier with 1 Year rolling forecast of purchase requirements. All orders for delivery within 90 days are considered firm. Orders beyond 90 will not be firm and will be subject to change. Supplier will ship the product within
         (90) days of receipt of Buyer purchase order or on a shorter interval if mutually agreed to. Any component lead time longer than 90 days will be carried in inventory with the written consent of the Buyer and Buyer is liable for this stock.


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6.  Inspection, Quality Control and Testing:

    6.1 Quality Control: Supplier will manufacture Products in accordance with the specifications, standards of quality control and test procedures required by Buyer and will also require its suppliers' to meet such specifications and standards. Buyer or its representative may inspect Supplier's facilities during normal business hours where the product is manufactured by giving Supplier reasonable advance notice

    6.2 Product Testing: Buyer, Buyer's customers, or their representatives, may inspect and test all products delivered under this Agreement for conformance with the specifications within thirty (30) days from the receipt of the product and Buyer may reject products which do not conform to the Specifications. If products are rejected by Buyer, Supplier shall have the right to demonstrate full compliance to the Specifications and shall make the products comply with the Specification within (30) days after Buyer's notice of rejection.

7.  Tooling and Equipment:

    7.1 Tooling Orders: Buyer may request Supplier to build tooling for use in manufacture of the product by issuing a purchase order for such tooling.

    7.2 Buyer Delivered Tools: Buyer may provide Supplier with tools and equipment for use in performance of this agreement. Such tools and equipment shall be identified with complete specifications.

8. PACKAGING AND SHIPPING: Supplier shall package the product and place with a carrier designated by Buyer or a carrier mutually agreed to by Buyer and Supplier. Packaging will comply with the requirements given in the Specifications, or if none are given, then with industry standards for such products. Supplier will be responsible for complying with all importation packaging and marking specifications and meeting port of entry requirements and for all costs related to packaging, marking and meeting port of entry requirements. As between Supplier and Buyer, risk of loss will pass to Buyer upon commencement of shipping.

9.  Payment Terms and Taxes:

    9.1 Payment terms: Buyer will submit payment for the product with the Purchase Order in accordance with the Purchase Order Terms and Conditions.

    9.2 Buyer shall be responsible for payment of all applicable taxes on the products purchased, specifically excepting those related to normal business activities of Supplier, such as real estate, income taxes and corporate taxes.

10. DELIVERY OF PRODUCTS: Delivery of the Product ordered under this agreement shall be FOB Suppliers Plant. If for any reason Supplier is unable to make complete delivery on the delivery date specified in the Buyer Purchase Order, Supplier shall notify Buyer ten (10) days in advance of the delivery date or earlier


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    as soon as the delay becomes evident, and shall explain the reason for the delay and state the date on which delivery can be made. If the delay in delivery is unacceptable to Buyer, Supplier will use its best efforts to provide the product on a revised schedule acceptable to Buyer. Supplier shall bear all additional costs in providing the Product to Buyer on the revised schedule, including but not limited to use of overtime labor and/or air shipments. If no acceptable revised date can be made, Buyer may cancel such orders at no cost or penalty to Buyer. However, if the original delay was caused by factors under Buyer control, Buyer will pay all additional costs in meeting the delivery schedule.

11. REPRESENTATIONS AND WARRANTIES: Supplier represents and warrants to Buyer as follows

    11.1 All products manufactured and delivered under this agreement will comply with the specifications and will be free from all defects in workmanship and materials for a period of six (6) months from receipt of product.


    11.2 Product manufactured and delivered under this Agreement will be good and marketable, free all liens, security interests, encumbrances or other rights of any third party.

12. LIMITATION ON LIABILITY: NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF EITHER PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13. CONFIDENTIAL INFORMATION: This agreement under the terms of the Bilateral Non-Disclosure Agreement between the parties

14. OWNERSHIP OF INTELLECTUAL PROPERTY: Supplier shall retain any and all right, title and interest in and to the patents and patent applications and any continuation or divisional of such patents and and patent applications held or owned by Supplier used in the manufacture and redesign of the product. Buyer shall retain and own all right, title and interest in and to the patents and patent applications and any continuation or divisions of such patents or patent applications and other intellectual property held or owned at any time by Buyer.

15. Term and Termination:

    15.1 Term: This Agreement shall begin on the date of execution and shall continue for an initial term of two (2) years. Thereafter, it shall be automatically renewed for subsequent terms of one (1) year each, unless either party gives written notice of its intent not to renew at least ninety (90) days prior to the expiration of the initial or any subsequent term.

    15.2 Termination: Either party may terminate this agreement at any time, for any reason of its own, with 90 days advance notice.

    15.3 Obligations Upon Termination: Supplier shall stop manufacture of the product except as permitted by Buyer in writing or with respect to pending orders, as required. Subject to and according to the terms of terms of this agreement, upon termination Buyer shall pay for any completed Product, Inventory or work in process covered by Purchase Order. Supplier shall use its

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         best efforts to mitigate the inventory of product or components and shall assist Buyer in the orderly transition of the termination.

15. Survival: Sections 11, 12, 13, 14, 15, 16, 17 and 18 shall survive termination of this agreement.

16. Indemnification:

    16.1 Supplier agrees to indemnify, hold harmless and defend Buyer and their customers from any and all damages, costs and expenses incurred in connection with a claim that Supplier's intellectual Property or any component part used by Supplier in the manufacture of the Product, infringes the patent, copyright, or other intellectual property right of any third party, or in connection with a claim which, if true, would constitute a breach of Supplier warrantees under this agreement. Provided, however, that Supplier shall not be responsible to the extent that Buyer's use in combination with any third Party hardware or software products gives rise to such claim.


    16.2 Buyer agrees to indemnify, hold harmless and defend Supplier and its vendors from any and all damages, costs and expenses incurred in connection with a claim that Specifications of Products infringe the patent, copyright or other intellectual property right of any third party.

17  COMMUNICATION: All communication will be in the English language.

18  General

    18.1 Governing Law: This agreement shall be construed and controlled under the laws of United States of America and the state of Georgia.

    18.2 Relationship: Supplier shall at all times act as an independent contractor and shall be solely responsible for any and all employee taxes. Nothing in this agreement shall be construed creating a partnership, joint venture or agency relationship. Supplier has no authority to make, assume or create any representation, warranty, agreement, guarantee, claim or settlement on behalf of Buyer with respect to the Product, Specifications or otherwise.

    18.3 Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements or communications. It shall not be modified except by written agreement dated subsequent to the date of this Agreement and signed on behalf of Supplier and Buyer by their respective duly authorized representatives. No waiver of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

    18.4 Government Approvals: The parties agree to comply with all laws and regulations applicable to their respective activities in connection with this agreement, including, without limitation, all labor and environmental requirements. Supplier shall obtain and maintain in effect, any government approvals, authorizations required for performance of all of the terms and conditions of this Agreement.

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         Supplier shall obtain, maintain and arrange for the safety site certifications required in connection with the product manufactured for the Buyer. Buyer agrees to pay reasonable costs associated with securing such approval by safety agencies. Supplier shall defend, indemnify and hold Buyer harmless from all claims, costs, expenses, fines, fees and damages arising out of any claim, brought against Buyer based on Supplier's performance under this Section 18.4.

    18.5 Customs Documents: Supplier shall cooperate with Buyer to provide documents regarding Product manufacture that may be required.

    18.6 Force Majeure: Neither party shall be liable for any delay or non delivery of products caused by the occurrence of any material shortages affecting suppliers generally, Acts of God or War. If such delays continue for a period of sixty (60) days, Buyer shall have the right to cancel any pending purchase orders for Products so delayed, without any penalty or liability to Buyer.

    18.7 Agency: Primax Electronics, Ltd. submits to jurisdiction in the state of Georgia and appoints Global Business Group, Ltd. as its agent for service of process.


PRIMAX ELECTRONICS, LTD.                  CELERITY SYSTEMS

/s/ Brian Yang                            /s/ Kenneth D. Van Meter
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BY                                        BY

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Brian Yang                                Kenneth D. Van Meter
Vice President                            President and CEO

December 16, 1999                         12/24/1999
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Date                                      Date

GLOBAL BUSINESS GROUP, LTD.

 /s/ Dale W. Olson
BY

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Dale W. Olson
President

December 16, 1999
---------------------------
Date